UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2022
Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Canada	001-36421	98-1231763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#1203-4464 Markham Street
Victoria, British Columbia
V8Z 7X8
(250) 708-4272
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01	Regulation FD Disclosure.

On September 19, 2022, Aurinia Pharmaceuticals Inc. (Aurinia or the Company) announced that the European Commission (EC) has granted marketing authorization of LUPKYNIS® (voclosporin) to treat adults with active lupus nephritis (LN), a serious complication of systemic lupus erythematosus (SLE). The U.S. Food and Drug Administration (FDA) approved LUPKYNIS on January 22, 2021, in combination with a background immunosuppressive therapy regimen to treat adult patients with active LN. The centralized marketing authorization is valid in all European Union (EU) member states as well as in Iceland, Liechtenstein, Norway and Northern Ireland.

As part of its December 2020 collaboration and licensing agreement with Otsuka Pharmaceutical Co., Ltd., Aurinia will receive a $30.0 million approval-related milestone payment to be recognized as revenue in the quarter, with receipt of cash to follow within 30 days of invoicing.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Timothy P. Walbert from the Board of Directors

On September 19, 2022, Timothy P. Walbert, a member of the board of directors (the Board) of Aurinia, notified the Company of his intent to resign from the Board, effective at the close of business on September 19, 2022. Mr. Walbert's departure from the Board is not due to any disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 19, 2022

AURINIA PHARMACEUTICALS INC.

By:	/s/ Stephen P. Robertson
Name:	Stephen P. Robertson
Title:	EVP, General Counsel, Corporate Secretary and Chief Compliance Officer